EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1-A1 of our report dated July 2, 2020, relating to the financial statements of Bio Lab Naturals, Inc., as of December 31, 2019 and to all references to our firm included in this Registration Statement.

Certified Public Accountants

Lakewood, CO

August 14, 2020